Exhibit 10.14

FORM OF PROFITS INTEREST AWARD – Execution Version

BIOVENTUS LLC

MANAGEMENT INCENTIVE PLAN

AWARD AGREEMENT

The Administrator, as defined in the Bioventus LLC Management Incentive Plan (the “Plan”), of the Plan has decided to grant to yon Profits Interest Units in the Company under the Plan. The terms of the grant (the “Grant”) are set forth in this Bioventus LLC Management Incentive Plan Award Agreement (the “Award Agreement”) provided to you. The following provides a summary of the key terms of the Grant; however, you should read the entire Award Agreement, along with the terms of the Plan and the Company’s Amended and Restated Limited Liability Company Agreement (as might be amended), to fully understand the Grant.

SUMMARY OF MANAGEMENT INCENTIVE PLAN AWARD AGREEMENT

Grantee:	Anthony P. Bihl III

Date of Award:	December 2, 2013

Vesting Schedule:	25% on the first anniversary of the Effective Date 6.25% on the first day of each quarter following the first anniversary of the Effective Date

Profits Interest Units Awarded:	333,330

Grant Date Benchmark Amount:	$231,372,549.02

FORM OF PROFITS INTEREST AWARD – Execution Version

BIOVENTUS LLC

MANAGEMENT INCENTIVE PLAN

AWARD AGREEMENT

This Bioventus LLC Management Incentive Plan Award Agreement (this “Award Agreement”), dated as of December 2, 2013 (the “Effective Date”), is delivered by Bioventus LLC (the “Company”) to Anthony P. Bihl III (the “Grantee”)

RECITALS

A. The Bioventus LLC Management Incentive Plan (the “Plan”) provides for the grant of Profits Interest Units in the Company in accordance with the terms of the Plan and the Amended and Restated Limited Liability Company Agreement of the Company, as amended (the “LLC Agreement”). The Administrator (as defined in the Plan) has granted the Award (as defined below) to encourage the Grantee to contribute materially to the growth of the Company’s owners, thereby benefitting the Company, and to align the economic interests of the Grantee with those of the owners. A copy of the Plan is attached. All capitalized terms not defined herein shall have the meaning given to such terms in the Plan or, if not defined in the Plan, in the LLC Agreement.

B. The Administrator shall administer the Plan.

NOW, THEREFORE, the parties to this Award Agreement, intending to be legally bound, hereby agree as follows:

1. Grant of Management Incentive Award.

(a) Subject to the terms and conditions set forth in this Award Agreement, the Plan, and the LLC Agreement, the Company hereby grants to the Grantee 333,330 Profits Interest Units (the “Award”). This Award Agreement (which is effective as of the Effective Date), the Plan, and the LLC Agreement govern the terms of the grant of the Award.

(b) The Award is intended to qualify as “profits interests” within the meaning of Revenue Procedure 93-27 as clarified by Revenue Procedure 2001-43. The Award shall become vested according to Section 2 below.

2. Vesting of Awarded Units.

(a) The Award shall vest in accordance with the following schedule (each date described below, a “Vesting Date”), if the Grantee is employed by the Company on the applicable Vesting Date.

Applicable Date	Vesting Percentage

1st anniversary of the Effective Date	25%

First day of each quarter following the 1st anniversary of the Effective Date	6.25%

(b) Upon termination of the employment of the Grantee for any reason, (i) any portion of the Award that is vested shall be subject to a repurchase right as set forth in the Plan and (ii) any portion of the Award that is unvested shall be forfeited on the date of such termination. Notwithstanding any provision of this Award, the Plan or the LLC Agreement to the contrary, if the Grantee terminates employment due to his retirement on or after the fifth anniversary of the Effective Date, the Grantee shall have the right to require the Company to repurchase the vested portion of the Award at the fair market value on the date of termination, provided that the Grantee exercises such put right within 120 days of such termination of employment. For the purposes of this put right, “fair market value” shall be determined based upon going concern value in an arms-length transaction, with no illiquidity or transferability discounts, either (i) as determined in good faith by the Administrator, but in no event shall such value be less than the value determined by multiplying the annualized EBITDA for the most recently completed six month period prior to the repurchase, by the EBITDA multiple applicable in that certain transaction among Smith & Nephew, Inc. and various entities denominated as “Beluga” or (ii) by a mutually acceptable independent qualified third party appraisal mechanism. Payment in full shall be made at the time of the repurchase.

FORM OF PROFITS INTEREST AWARD – Execution Version

(c) Upon a Waterfall Distribution Event that occurs prior to the termination of employment of the Grantee, the Board shall determine, in its sole discretion, whether any portion of the Award that is unvested shall vest.

3. Issuance of Profits Interest Units.

(a) The obligation of the Company to deliver the Profits Interest Units shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Administrator, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

(b) All obligations of the Company under this Agreement shall be subject to the rights of the Company to withhold amounts required to be withheld for any taxes, if applicable.

(c) The Grantee shall have no balance in his Capital Account immediately after receipt of this Award. The Grantee shall receive allocations and distributions of the Company’s profits and losses based upon the terms of the Plan, and the LLC Agreement and based upon a Benchmark Amount equal to $231,372,549.02, subject to adjustment as provided in the LLC Agreement.

4. Transfer; Repurchase Right. As a condition of receiving the Award, the Grantee hereby agrees that any Profits Interest Units issued hereby shall be subject to the transfer restrictions and repurchase rights described herein, in the Plan, and in the LLC Agreement.

5. Restrictions on Transfer. Only the Grantee has any rights under this Award. The Grantee may not transfer those rights, directly or indirectly, except by will or the laws of descent and distribution.

6. Award Subject to Plan and LLC Agreement Provisions. This Award is made pursuant to the Plan and the LLC Agreement, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan and the LLC Agreement; provided that, in the event of a conflict between the Plan or LLC Agreement and this Award Agreement, this Award Agreement shall control.1 The Administrator shall have the full power and authority to administer and interpret the Plan and this Award Agreement, to make factual determinations, and to adopt or amend such rules, regulations, agreements, and instruments for implementing the Plan and this Award Agreement and for the conduct of its business as it deems necessary or advisable. All powers of the Administrator shall be executed without the approval or consent of the Grantee.

7. No Employment or Other Rights. This Award Agreement is not an agreement of employment and the grant of this Award shall not confer upon the Grantee any right to be retained by or in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment at any time. The right of the Company, as applicable, to terminate at will the Grantee’s employment at any time for any reason is specifically reserved. The grant of this Award shall not entitle the Grantee to any (i) voting rights with respect to any action or decision taken or made (or to be taken or made) by the Company or the Board of Managers, (ii) right to appoint Managers to the Board of Managers, or (iii) appraisal or preemption rights.

[1]

Note: The proviso in this sentence will apply only to Awards, if any, in the form attached to the Plan as of May 4, 2012 or attached to that certain side letter entered into on May 4,2012 or any subsequent award agreement that is approved by the Board and Smith & Nephew, Inc. in accordance with Section 10(b) of the Plan.

FORM OF PROFITS INTEREST AWARD – Execution Version

8. Notice. Any notice to the Company provided for in this Award Agreement must be in writing and will be deemed given: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by a private, nationally recognized, overnight courier as established by the sender by evidence obtained from the courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient (and, if not sent during normal business hours of the recipient, then on the next business day); or (d) on the fifth business day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such

If to the Company, to:

Bioventus LLC

4721 Emperor Blvd., Suite 100

Raleigh, NC 27608

Attention: General Counsel

If to the Grantee, to the address on file with the Company.

If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above will control for purposes of determining when such notice is deemed to have been given.

9. Amendment and Termination. The Administrator may amend the Plan or this Award, or terminate the Plan, at any time; provided that no amendment or termination of the Plan or this Award shall, without the consent of a Grantee, adversely impact the rights of the Grantee under this Award, unless necessary to meet the requirements of any applicable law or regulation. Before amending or terminating the Plan or this Award to meet the requirements of an applicable law or regulation, the Administrator will attempt to bring the Plan or Award into compliance with the applicable law or regulation without reducing the benefits or payments to the Grantee to the greatest extent possible. If amendment or termination is still necessary and adversely impacts the rights of the Grantee, the Administrator will reasonably cooperate with the Grantee to adopt replacement benefits or payments that to the greatest extent possible places the Grantee in the same or a comparable economic position as if the Plan or Award had not been amended or terminated.

10. Headings. Section headings are for reference only. In the event of a conflict between a heading and the content of a Section, the content of the Section shall control.

11. Applicable Law. The validity, construction, interpretation and effect of this Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Award Agreement, and the Grantee has executed this Award Agreement, effective as of the Effective Date.

Bionventus LLC

By:	/s/ Leigh Ann Stradford
Leigh Ann Stradford
Vice President, Human Resources

I hereby accept the Award described in this Award Agreement, and I agree to be bound by the terms of this Award Agreement, the Plan and the LLC Agreement. I hereby further agree that all of the decisions and determinations of the Administrator shall be final and binding.

Grantee:	/s/ Anthony P. Bihl III
Anthony P. Bihl III

Date:	7/11/14

FORM OF PROFITS INTEREST AWARD – Execution Version

BIOVENTUS LLC

MANAGEMENT INCENTIVE PLAN

AWARD AGREEMENT

The Administrator, as defined in the Bioventus LLC Management Incentive Plan (the “Plan”), of the Plan has decided to grant to yon Profits Interest Units in the Company under the Plan. The terms of the grant (the “Grant”) are set forth in this Bioventus LLC Management Incentive Plan Award Agreement (the “Award Agreement”) provided to you. The following provides a summary of the key terms of the Grant; however, you should read the entire Award Agreement, along with the terms of the Plan and the Company’s Amended and Restated Limited Liability Company Agreement (as might be amended), to fully understand the Grant.

SUMMARY OF MANAGEMENT INCENTIVE PLAN AWARD AGREEMENT

Grantee:	Anthony P. Bihl III

Date of Award:	December 2, 2013

Vesting Schedule:	25% on the first anniversary of the Effective Date 6.25% on the first day of each quarter following the first anniversary of the Effective Date

Profits Interest Units Awarded:	333,330

Grant Date Benchmark Amount:	$231,372,549.02